Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 21, 2020 (this “Amendment”), is among MERCURY GENERAL CORPORATION (the “Borrower”), the various financial institutions parties hereto as lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) and the L/C Issuer. Terms defined in the Credit Agreement (as defined below) are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
WHEREAS, the Borrower, the Lenders, the L/C Issuer and the Administrative Agent are parties to that certain Credit Agreement dated as of March 29, 2017 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and wish to amend the Credit Agreement as set forth herein;
WHEREAS, the Borrower has requested (a) that the Administrative Agent and the Lenders amend the Risk Based Capital Ratio covenant set forth in Section 7.11(d) of the Credit Agreement to be 175% during the period commencing on January 1, 2020 and ending on March 31, 2020, solely with respect to Cal Auto, and (b) otherwise amend the Loan Documents on the terms and conditions set forth below.
WHEREAS, the Lenders are willing to agree to such amendments subject to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.AMENDMENT TO SECTION 1.01 - DEFINED TERMS. Effective as of the Amendment Effective Date (as hereinafter defined), Section 1.01 of the Credit Agreement is hereby amended such that the following definitions are amended and restated to read in full as follows or, to the extent such definitions are not already included in such Section 1.01 of the Credit Agreement, to add such definitions to such Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Covered Entity” has the meaning specified in Section 10.23(b).
SECTION 2.AMENDMENT TO ARTICLE V - ADDITION OF SECTION 5.22. Effective as of the Amendment Effective Date, Article V of the Credit Agreement is hereby amended to add a new Section 5.22 thereto, following Section 5.21 of such Article V of the Credit Agreement, which such new Section 5.22 shall read in full as follows:

5.22    Covered Entities. The Borrower is not a Covered Entity.
SECTION 3.AMENDMENT TO SECTION 7.11(d). Effective as of the Amendment Effective Date, Section 7.11(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)    Risk Based Capital Ratio. The Borrower shall not permit the Risk Based Capital Ratio of (i) Cal Auto to be less than (A) 140% during the period commencing on January 1, 2019 and ending on June 30, 2019, (B) 175% during the period commencing on January 1, 2020 and ending on March 31, 2020, and (C) 200% at all other times, or (ii) MCC or any other Material Insurance Subsidiary other than Cal Auto to be less than 200%.
SECTION 4.AMENDMENT TO ARTICLE X - ADDITION OF SECTION 10.23. Effective as of the Amendment Effective Date, Article X of the Credit Agreement is hereby amended to add a new Section 10.23 thereto, following Section 10.22 of such Article X of the Credit Agreement, which such new Section 10.23 shall read in full as follows:

10.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 5.AMENDMENTS TO EXHIBIT C. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended and replaced in its entirety with the form of Exhibit C attached to this Amendment as Exhibit C.

SECTION 6.CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the “Amendment Effective Date”) when

(a)The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent and the Lenders; and
(b)The Borrower shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the date hereof.
Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
SECTION 7.REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the L/C Issuer and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent, the L/C Issuer and each Lender as follows:

1.Due Authorization, Non‑Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law.

2.Government Approval, Regulation, etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment; except for approvals, consents, exemptions, authorizations, actions, notices or filings (i) which have already been obtained or made or (ii) for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and such failure could be cured without unreasonable delay or cost.
3.Validity, etc. This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
4.No Default or Event of Default. No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.
5.Representations and Warranties. The representations and warranties of the Borrower contained in Article V of the Credit Agreement (as amended hereby) and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date (excluding the reference to the Closing Date set forth in the first line of Article V of the Credit Agreement), in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 8.MISCELLANEOUS.

1.Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and all other Loan Documents shall remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.
2.Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out‑of‑pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.
3.Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
4.Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
5.Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic “.pdf” file shall be effective as delivery of a manually executed counterpart hereof.
6.Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
7.Successors and Assigns. Subject to any restrictions on assignment contained in the Credit Agreement, the Credit Agreement and this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
[Signatures follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment to Credit Agreement as of the date first set forth above.
MERCURY GENERAL CORPORATION

By:    /s/ THEODORE R. STALICK
Name:    Theodore R. Stalick
Title:    Senior Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ AAMIR SALEEM
Name:    Aamir Saleem
Title:    Vice President

bank of america, n.a.,
as the L/C Issuer and a Lender

By:    /s/ JONATHAN BERNS
Name:    Jonathan Berns
Title:    Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as a Lender

By:    /s/ KENDALL SIMMONDS
Name:    Kendall Simmonds
Title:    Senior Vice President